UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2006

FRANKLIN RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-09318	13-2670991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Franklin Parkway, San Mateo, California	94403
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 312-3000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.

On various dates from May 1, 2006 through June 1, 2006, holders of approximately $285,279,000 in aggregate principal amount of the Liquid Yield Option Notes due 2031 (Zero Coupon-Senior) (the “LYONs”) of Franklin Resources, Inc. (the “Company”) converted the LYONs into an aggregate of 2,670,215 shares of the Company’s common stock, par value $0.10 per share, as described in the table below. A total of $574,000 in remaining principal amount of the LYONs was outstanding as of June 2, 2006.

Date of Conversion	Principal Amount of LYONs Converted	Number of Common Stock Issued
May 1, 2006	$206,000	1,928
May 2, 2006	193,000	1,806
May 3, 2006	15,000	140
May 4, 2006	3,035,000	28,407
May 5, 2006	1,040,000	9,734
May 10, 2006	160,000	1,497
May 11, 2006	4,000,000	37,441
May 12, 2006	116,000	1,085
May 15, 2006	923,000	8,639
May 18, 2006	49,000	458
May 24, 2006	239,000	2,237
May 26, 2006	26,424,000	247,311
May 30, 2006	23,958,000	224,249
May 31, 2006	141,789,000	1,327,160
June 1, 2006	83,132,000	778,123

As previously reported in a press released attached as Exhibit 99.1 to the Company’s Form 8-K dated September 16, 2005, commencing October 1, 2005, the LYONs became eligible for conversion into shares of the Company’s common stock at a rate of 9.3604 shares of common stock per $1,000 principal amount of LYONs surrendered for conversion (the “Conversion Rate”). Thereafter, as previously reported in subsequent press releases attached as Exhibit 99.1 to the Company’s Forms 8-K dated December 15, 2005, and March 17, 2006, respectively, the LYONs have continued to be eligible for conversion into shares of the Company’s common stock at the Conversion Rate.

As previously reported in a press released attached as Exhibit 99.1 to the Company’s Form 8-K dated May 19, 2006, the Company announced that it had issued a notice of redemption with respect to all of its outstanding LYONs and that, accordingly, the LYONs will be redeemed on June 5, 2006. The LYONs remained convertible into the Company’s common stock at the Conversion Rate until the close of business (5:00 p.m. Eastern Time) on June 1, 2006 (the “Conversion Deadline”). Following the Conversion Deadline, holders of LYONs that had not been converted only will be entitled to receive the redemption price in connection with the Company’s redemption. The LYONs were issued in May 2001.

The shares of common stock were issued solely to holders of the LYONs upon conversion of the LYONs pursuant to the exemption from registration provided under Section 3(a)(9) of the Securities Act of 1933, as amended, which is available since the shares of common stock were exchanged by the Company with its existing security holders exclusively where no commission or other remunerations were paid or given directly or indirectly for soliciting such an exchange.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN RESOURCES, INC.

Date: June 2, 2006	/s/ Barbara J. Green
Barbara J. Green Vice President, Deputy General Counsel and Secretary